UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2011

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 24, 2011, Eastman Kodak Company (Kodak) received notice that the Administrative Law Judge (ALJ) in the U.S. International Trade Commission (ITC) action brought by Kodak against Apple Inc. (Apple) and Research In Motion Limited (RIM) has issued an initial determination recommending that the patent claim at issue is invalid and not infringed.  The final decision in this case, based on the deliberation of the full ITC Commission, is expected by May 23, 2011.  Further information on the ALJ’s initial determination is referenced in the press release attached to this document as Exhibit (99.1).

As previously reported, on January 14, 2010, Kodak filed a complaint with the ITC against Apple and RIM for infringement of patents related to digital camera technology.  In the Matter of Certain Mobile Telephones and Wireless Communication Devices Featuring Digital Cameras and Components Thereof, Kodak is seeking a limited exclusion order preventing importation of infringing devices including iPHONES and camera enabled BLACKBERRY devices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

(99.1)	Press release issued by Eastman Kodak Company on January 24, 2011 relating to Notice of Initial Determination in ITC Patent Infringement Action against Apple and Research In Motion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:   /s/ Laura G. Quatela

        Laura G. Quatela
                                                                                                       General Counsel

Date:  January 25, 2011

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on January 24, 2011 relating to Notice of Initial Determination in ITC Patent Infringement Action against Apple and Research In Motion.